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                                   Exhibit 23

                         Consent of Experts and Counsel


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KPMG PEAT MARWICK LLP


     1000 First Interstate Center
     401 N. 31st Street
     P.O. Box 7108
     Billings, MT  59103







The Board of Directors
WesterFed Finacial Corporation:



We consent to the incorporation by reference in the registration statement on Form S-8 of WesterFed Financial Corporation of our report dated July 26, 1996 except for note 22 which is as of September 24, 1996, relating to the consolidated balance sheet of WesterFed Financial Corporation and subsidiaries as of June 30, 1996 and 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended June 30, 1996, which report appears in the June 30, 1996 annual report on Form 10-k of WesterFed Financial Corporation. Our report refers to a change to the method of accounting for securities.



KPMG PEAT MARWICK LLP


/s/ KPMG Peat Marwick LLP
- ---------------------------

Billing, Montana
September 27, 1996